SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 12, 1997



                        THE ASHTON TECHNOLOGY GROUP, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                    333-1182          22-6650372
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(State of other jurisdiction of    (Commission File   (IRS Employer
         incorporation)                 Number)        Identification Number)


1900 Market Street, Suite 701, Philadelphia, Pennsylvania         19103
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:         (215) 751-1900



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Item 5.  Other Events

     As described herein, commencing September 18, 1997, The Ashton Technology Group, Inc. ("Ashton") has been engaged in two private placements of $5,000,000 of convertible preferred stock and an offer to the holders of $3,000,000 principal amount of promissory notes of Ashton's subsidiary, Universal Trading Technologies Corporation ("UTTC"), to exchange an equivalent principal amount of Ashton preferred stock.

     Ashton is offering to sell up to 250,000 shares (the "Series A Shares") with an aggregate liquidation preference of $2,500,000, of its Series A Convertible PIK Preferred Stock (the "Series A Preferred Stock"), solely to accredited investors ("Accredited Investors") within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Series A Shares are being offered in units having a minimum aggregate liquidation preference and purchase price of $100,000 (10,000 Series A Shares). The Series A Shares are being offered for a period of 60 days beginning on September 18, 1997, subject to one or more extensions for up to an aggregate of an additional 60 days. Closings have occurred, and will continue to occur, promptly following each receipt by Ashton of subscription agreements, together with the subscription price for the shares therefor subscribed. At any time after February 15, 1998, each holder of Series A Preferred Shares will have the right to convert each Series A Share into : (i) ten shares of the Common Stock, par value $0.01 per share, of Ashton (the "Ashton Common Stock"); and (ii) one two-year warrant to purchase three shares of the Common Stock, par value $0.01 per share, of UTTC (the "UTTC Common Stock"), with an exercise price of $0.75 per share, subject to adjustment (the "Warrant").

     Ashton is offering to sell (the "Series B Offering for New Investors" and, together with the Series A Offering, the "New Investor Offerings") up to 250,000 shares (the "New Investor Series B Shares"), with an aggregate liquidation preference of $2,500,000, of its Series B Convertible Preferred Stock (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), solely to Accredited Investors. The New Investor Series B Shares are being offered in units having a minimum aggregate liquidation preference and purchase of $50,000 (5,000 New Investor Series B Shares). The New Investor Series B Preferred Shares are being offered for a period of 90 days commencing September 18, 1997, subject to one or more extensions for up to an aggregate of an additional 90 days. Closings have occurred, and will continue to occur, promptly following each receipt by Ashton of subscription agreements, together with the subscription price for the shares therefor subscribed. At any time after June 30, 1998, each holder of Series B Preferred Stock will have the right to convert each share of Series B Preferred Stock into: (i) six shares of Ashton Common Stock; and (ii) one two-year Warrant to purchase two shares of UTTC Common Stock, with an exercise price of $0.75 per share, subject to adjustment (a "Series B Warrant"; and all such warrants taken together with all of the Series A Warrants, the "Warrants," and individually, a "Warrant").

     Ashton has been offering to exchange (the "Exchange Offer" and, together with the New Investor Offerings, the "Offerings") up to 300,000 shares of its Series B Preferred Stock (the "Exchange Offer Series B Shares"; together with the New Investor Series B Shares, the Series B Shares"; the Series B Shares, together with the Series A Shares, the "Shares"; and, the Shares together with the Ashton Common Stock, the Warrants and the UTTC Common Stock, the "Securities"), with an aggregate liquidation preference of $3,000,000, for a like principal amount of 9% Subordinated Non-Convertible Promissory Notes (the "Non-Convertible Notes") and 9% Subordinated Convertible Promissory Notes (the "Convertible Notes" and, together with the Non-Convertible Notes, the "Notes") of UTTC in units (the "Units") consisting of $42,500 principal amount of Non-Convertible Notes and $7,500 in principal amount of Convertible Notes. In order to participate in the Exchange Offer, holders of Notes have been and will be required to tender all Units of which they are the holders. Notwithstanding the foregoing, if a holder owns only 1/2 Unit, such holder may tender such 1/2 Unit. The Exchange Offer commenced on September 18, 1997, and will terminate at 5:00 p.m., Philadelphia time, on January 15th 1998, subject to extension.

     As of November 12, 1997, Ashton has closed the sale of 190,000 Series A Shares for a total of $1,900,000, and 10,000 Series B Shares for a total of $100,000, less selling expenses and commissions. As of November 12, 1997, Ashton has received fully executed exchange agreements as to $2,875,000 of UTTC promissory notes pursuant to the Exchange Offer.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.


Date:  November 12, 1997          The Ashton Technology Group, Inc.
                                  ---------------------------------
                                         (Registrant)


                                   By:  /s/ Fredric W. Rittereiser
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                                        Fredric W. Rittereiser
                                        Chief Executive Officer